UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2020

(Date of Report - Date of earliest event reported on)

Community Bancorp.

(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. (  )

Item 5.03. Amendments to Articles of Association and Bylaws; Change in Fiscal Year

On July 15, 2020, the Board of Directors (the “Board”) of Community Bancorp. (the “Company”) adopted amendments to the Company’s Bylaws. The amendments include the following:

Virtual and Hybrid Shareholder Meetings (New Section 2.04(b)) - authorizes purely virtual shareholder meetings, as well as hybrid (combined virtual and in-person) meetings. Such meetings are expressly permitted under the Vermont Business Corporations Act (“VT BCA”).

Time for Submitting Shareholder Proposals and Nominations (Section 2.12(a)) - changes the adjusted deadline, in some instances, for submitting shareholder proposals and nominations when the annual meeting is not held on the third Tuesday May. As revised, the adjusted deadline will apply if the annual meeting is held more than 30 days before or after the third Tuesday in May.

Shareholder Nominations for Director (Section 2.13(c)) - now requires that a shareholder proposing to nominate an individual for election as a director provide a statement confirming that the proposed nominee meets the age qualification requirements in Section 3.07, in addition to providing the other required information regarding the proposed nominee.

Conduct of Shareholder Meetings (Section 2.14) - clarifies the authority of the Chairman in the conduct of shareholder meetings, including virtual and hybrid meetings.

Shareholder Access to Books and Records - deletes existing Section 2.15, which details the rights of shareholders to inspect Bancorp’s books and records, as that topic is comprehensively addressed in the VT BCA, which will govern any such request.

Age and Other Qualifications for Board Nominees (Section 3.07) - Increases to age 78 (from age 75 under previous Board policy) the maximum age at which an individual may be elected, re-elected or appointed to the Board; however, if a director turns 78 while serving a term, he or she may continue to serve the balance of the term of the class of directors to which he or she was elected or appointed. In addition, the revised bylaw provides that each Board nominee, regardless of age, will be subject to such evaluation and review process as the Board may adopt, as a condition to his or her nomination for election, re-election or appointment to the Board.

Certain Officer Qualifications (Section 6.01) - deletes the requirement that the President and the Chief Executive Officer be Vermont residents and United States citizens.

Chair (Section 6.06) - revises and modernizes the description of the role of the Chair and decouples that position from that of the Chef Executive, consistent with best governance practices and the Company’s current Board and management structure.

Indemnification as Contract Right (Section 8.09) - clarifies that the characterization of indemnification rights as a contract right applies only to mandatory indemnification required under the VT BCA.

Distributions (Section 10.01) - clarifies that shareholder distributions may only be paid out of funds legally available funds, in accordance with the VT BCA.

Electronic Signatures (New Section 10.08) - clarifies that the Company is authorized to accept electronic signatures on any document, including proxies, written consent resolutions and stock transfer instructions, with the same effect as an original signature.

In addition to the foregoing, the Amended and Restated Bylaws include other revisions and updates of a non-substantive nature that are consistent with applicable provisions of the VT BCA.

The foregoing summary of the amendments is qualified in its entirety by reference to full text of the Amended and Restated Bylaws, which is filed as an exhibit to this report.

The amendments took effect on July 15, 2020, immediately upon adoption by the Board.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Amended and Restated Bylaws for Community Bancorp. (amended and restated through July 15, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: July 15, 2020	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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